Contacts:	Paul W. Taylor	Christopher G. Treece
	President and Chief Executive Officer	E.V.P., Chief Financial Officer and Secretary
	Guaranty Bancorp	Guaranty Bancorp
	1331 Seventeenth Street, Suite 200	1331 Seventeenth Street, Suite 200
	Denver, CO 80202	Denver, CO 80202
	(303) 293-5563	(303) 675-1194

FOR IMMEDIATE RELEASE:

Guaranty Bancorp Announces Second Quarter 2018 Financial Results

•	Continued improvement in profitability evidenced by a return on average assets of 1.43% in the second quarter 2018 compared to 1.19% in the second quarter 2017
•	Significant net income growth of $3.1 million, or 31.0% to $13.3 million compared to $10.1 million of net income in the second quarter 2017
•	Sustained improvement in efficiency ratio, decreasing to 50.73% in the second quarter 2018
•	On May 22, 2018 the planned acquisition by Independent Bank Group, Inc., expected to close in the fourth quarter 2018, was announced

DENVER, July 18, 2018 - Guaranty Bancorp (Nasdaq: GBNK) (“we”, “our” or “the Company”), a community bank holding company based in Colorado, today announced second quarter 2018 net income of $13.3 million, or $0.46 per basic and diluted common share, compared to net income of $10.1 million, or $0.36 per basic and diluted common share, in the second quarter 2017. The $3.1 million increase in second quarter 2018 net income, compared to the same quarter in 2017, was primarily attributable to higher net interest income resulting from higher average loan balances, increased loan yields, and a reduced tax rate.

On an operating basis1,  the Company’s second quarter 2018 return on average assets was 1.52% compared to 1.21% for the same quarter in 2017. On a GAAP basis, the Company’s return on average assets was 1.43% in the second quarter 2018 compared to 1.19% for the same quarter in 2017. The difference between the Company’s second quarter 2018 operating and GAAP return on average assets is primarily attributable to $1.0 million in merger-related expenses incurred in the second quarter 2018.

“Once again, we are very pleased with our second quarter results,” said Paul W. Taylor, President and Chief Executive Officer of Guaranty Bancorp. “We achieved significant improvement in profitability with an exceptional operating return on average assets1 of 1.52% for the second quarter 2018 compared to 1.21% for the same quarter in 2017. In addition, our improved efficiency ratio of 50.73% in the second quarter 2018, compared to 53.77% during the same quarter in 2017, further demonstrates our focus on expense management.  Our net income growth of $3.1 million, or 31% to $13.3 million compared to second quarter 2017 was a direct result of our success in expanding our customer relationships and gaining market share.”

Taylor continued, “Gross loan production during the quarter was strong, up 18% or $42.4 million quarter-over-quarter to $275.5 million. Due to the continued dynamic economy in Colorado, paydowns and maturities jumped during the quarter to $246.1 million.  On a net basis, loans increased by $29.3 million, or 4.1% on an annualized basis during the quarter. We are excited to build upon this success by joining together with Independent Bank Group, Inc., one of the premier community banks in the nation.”

________________________

1  This press release contains certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of the Company’s core financial performance. See the “Non-GAAP Financial Measures” section later in this press release for a definition of operating earnings and other non-GAAP measures.

Key Financial Measures

Income Statement

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

	(Dollars in thousands, except per share amounts)
Net income	$13,263	$13,557	$10,125	$26,820	$19,965
Operating earnings (1)	14,116	13,440	10,232	27,556	20,064
Earnings per common share - diluted	0.46	0.47	0.36	0.92	0.71
Earnings per common share - diluted - operating (1)	0.49	0.46	0.36	0.95	0.71
Return on average assets	1.43%	1.48%	1.19%	1.45%	1.19%
Return on average assets - operating (1)	1.52%	1.47%	1.21%	1.49%	1.19%
Return on average equity	12.79%	13.45%	11.13%	13.12%	11.15%
Return on average equity - operating (1)	13.61%	13.33%	11.25%	13.48%	11.20%
Net interest margin	3.80%	3.77%	3.74%	3.79%	3.69%
Net interest margin, fully tax equivalent (2)	3.87%	3.84%	3.85%	3.86%	3.80%
Efficiency ratio - tax equivalent (3)	50.73%	52.91%	53.77%	51.81%	54.53%
Average cost of interest-bearing liabilities
(including noninterest-bearing deposits)	0.59%	0.52%	0.46%	0.56%	0.44%
Average cost of deposits
(including noninterest-bearing deposits)	0.38%	0.31%	0.26%	0.34%	0.25%
Assets under management	$1,502	$1,465	$792	$1,502	$792
________________________

(1) See reconciliation of non-GAAP financial measures to the corresponding GAAP measurement in "Non-GAAP Financial Measures" later in this document.

(2) The tax-equivalent basis was computed by calculating the deemed interest on municipal bonds and tax-exempt loans that would have been earned on a fully taxable basis to yield the same after-tax income, net of the interest expense disallowance under Internal Revenue Code Sections 265 and 291, using a combined federal and state marginal tax rate of 24.66% for 2018 and 38% for 2017.

(3) The efficiency ratio equals noninterest expense adjusted to exclude amortization of intangible assets, prepayment penalties on long-term debt, impairment of long-lived assets, litigation-related settlements and merger related expenses, divided by the sum of tax equivalent net interest income and tax equivalent noninterest income. To calculate tax equivalent net interest income and noninterest income, the interest earned on tax exempt loans and investment securities and the income earned on bank-owned life insurance have been adjusted to reflect the amount that would have been earned had these investments been subject to normal income taxation.

Balance Sheet

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(Dollars in thousands, except per share amounts)
Total investments	$598,316	$598,391	$614,312	$576,459	$569,812
Total loans, net of deferred costs and fees	2,876,721	2,847,465	2,807,388	2,661,866	2,578,472
Allowance for loan losses	(23,750)	(23,350)	(23,250)	(22,900)	(23,125)
Total assets	3,775,967	3,721,651	3,698,890	3,510,046	3,403,852
Total deposits	2,947,795	3,031,714	2,941,627	2,898,060	2,763,623
Book value per common share	14.29	14.01	13.86	13.21	12.94
Tangible book value per common share (1)	11.41	11.09	11.13	10.75	10.46
Equity ratio - GAAP	11.10%	11.03%	10.95%	10.69%	10.80%
Tangible common equity ratio (1)	9.06%	8.93%	8.99%	8.88%	8.91%
Total risk-based capital ratio	13.51%	13.31%	13.36%	13.50%	13.65%
________________________
(1) See reconciliation of non-GAAP financial measures to the corresponding GAAP measurement in "Non-GAAP Financial Measures" later in this document.

Net Interest Income and Margin

The following tables present, for the periods indicated, average assets, liabilities and stockholders’ equity, as well as interest income from average interest-earning assets, interest expense from average interest-bearing liabilities and the resultant yields and costs expressed in percentages. Nonaccrual loans are included in the calculation of average loans and leases, while interest thereon is excluded from the computation of yield earned.

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost

	(Dollars in thousands)
Assets:
Interest-earning assets:
Gross loans, net of deferred costs
and fees (1)(3)	$2,858,683	$33,549	4.71%	$2,835,485	$32,115	4.59%	$2,581,043	$28,976	4.50%
Investment securities (1)
Taxable	357,286	2,555	2.87%	364,652	2,556	2.84%	354,230	2,356	2.67%
Tax-exempt	215,158	1,230	2.29%	217,367	1,223	2.28%	201,893	1,243	2.47%
Bank stocks (4)	26,052	391	6.02%	26,845	423	6.39%	23,531	347	5.91%
Other earning assets	8,669	38	1.76%	4,788	19	1.61%	4,549	11	0.97%
Total interest-earning assets	3,465,848	37,763	4.37%	3,449,137	36,336	4.27%	3,165,246	32,933	4.17%
Non-earning assets:
Cash and due from banks	36,025			35,518			34,714
Other assets	229,342			230,000			204,149
Total assets	$3,731,215			$3,714,655			$3,404,109

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand and NOW	$840,354	$486	0.23%	$811,790	$368	0.18%	$807,883	$354	0.18%
Money market	516,430	807	0.63%	538,740	623	0.47%	479,009	402	0.34%
Savings	208,785	58	0.11%	204,544	56	0.11%	179,862	49	0.11%
Time certificates of deposit	462,551	1,426	1.24%	461,901	1,224	1.07%	414,533	981	0.95%
Total interest-bearing deposits	2,028,120	2,777	0.55%	2,016,975	2,271	0.46%	1,881,287	1,786	0.38%
Borrowings:
Repurchase agreements	55,358	27	0.20%	43,711	21	0.19%	31,794	15	0.19%
Federal funds purchased	2,327	23	3.91%	1	-	1.95%	1	-	1.46%
Subordinated debentures	65,098	933	5.75%	65,077	889	5.54%	65,014	856	5.28%
Borrowings	209,928	1,125	2.15%	232,188	1,062	1.85%	182,617	777	1.71%
Total interest-bearing liabilities	2,360,831	4,885	0.83%	2,357,952	4,243	0.73%	2,160,713	3,434	0.64%
Noninterest bearing liabilities:
Demand deposits	939,010			931,562			864,359
Other liabilities	15,437			16,389			14,078
Total liabilities	3,315,278			3,305,903			3,039,150
Stockholders' equity	415,937			408,752			364,959
Total liabilities and stockholders' equity	$3,731,215			$3,714,655			$3,404,109

Net interest income		$32,878			$32,093			$29,499
Net interest margin			3.80%			3.77%			3.74%
Net interest margin, fully tax
equivalent (2)			3.87%			3.84%			3.85%

(1) Yields on loans and securities have not been adjusted to a tax-equivalent basis.

(2) The tax-equivalent basis was computed by calculating the deemed interest on municipal bonds and tax-exempt loans that would have been earned on a fully taxable basis to yield the same after-tax income, net of the interest expense disallowance under Internal Revenue Code Sections 265 and 291, using a combined federal and state marginal tax rate of 24.66% for 2018 and 38.01% for 2017.

(3) The loan average balances and rates include nonaccrual loans.

(4) Includes Bankers’ Bank of the West stock, Federal Reserve Bank stock, Federal Home Loan Bank stock and Pacific Coast Bankers’ Bank stock.

Net Interest Income and Margin (continued)

	Six Months Ended			Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost

	(Dollars in thousands)
Assets:
Interest-earning assets:
Gross loans, net of deferred costs
and fees (1)(3)	$2,847,149	$65,664	4.65%	$2,560,845	$56,368	4.44%
Investment securities (1)
Taxable	360,948	5,111	2.86%	357,993	4,671	2.63%
Tax-exempt	216,257	2,453	2.29%	201,993	2,480	2.48%
Bank stocks (4)	26,446	814	6.21%	23,883	736	6.21%
Other earning assets	6,739	57	1.71%	4,324	19	0.89%
Total interest-earning assets	3,457,539	74,099	4.32%	3,149,038	64,274	4.12%
Non-earning assets:
Cash and due from banks	35,773			35,121
Other assets	229,640			205,053
Total assets	$3,722,952			$3,389,212

Liabilities and Stockholder’s Equity:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand and NOW	$826,151	$854	0.21%	$790,478	$712	0.18%
Money market	527,523	1,430	0.55%	484,688	735	0.31%
Savings	206,676	114	0.11%	175,823	96	0.11%
Time certificates of deposit	462,228	2,650	1.16%	394,410	1,780	0.91%
Total interest-bearing deposits	2,022,578	5,048	0.50%	1,845,399	3,323	0.36%
Borrowings:
Repurchase agreements	49,567	48	0.20%	34,117	32	0.19%
Federal funds purchased	1,170	23	3.91%	1	-	1.46%
Subordinated debentures	65,087	1,822	5.65%	65,004	1,700	5.27%
Borrowings	220,996	2,187	2.00%	196,570	1,548	1.59%
Total interest-bearing liabilities	2,359,398	9,128	0.78%	2,141,091	6,603	0.62%
Noninterest bearing liabilities:
Demand deposits	935,307			872,251
Other liabilities	15,883			14,725
Total liabilities	3,310,588			3,028,067
Stockholders' equity	412,364			361,145
Total liabilities and stockholders' equity	$3,722,952			$3,389,212

Net interest income		$64,971			$57,671
Net interest margin			3.79%			3.69%
Net interest margin, fully tax
equivalent (2)			3.86%			3.80%

(1) Yields on loans and securities have not been adjusted to a tax-equivalent basis.

(2) The tax-equivalent basis was computed by calculating the deemed interest on municipal bonds and tax-exempt loans that would have been earned on a fully taxable basis to yield the same after-tax income, net of the interest expense disallowance under Internal Revenue Code Sections 265 and 291, using a combined federal and state marginal tax rate of 24.66% for 2018 and 38.01% for 2017.

(3) The loan average balances and rates include nonaccrual loans.

(4) Includes Bankers’ Bank of the West stock, Federal Reserve Bank stock, Federal Home Loan Bank stock and Pacific Coast Bankers’ Bank stock.

Net Interest Income and Margin (continued)

Net interest income increased $3.4 million in the second quarter 2018 to $32.9 million, compared to $29.5 million in the second quarter 2017, and increased $0.8 million from $32.1 million in the first quarter 2018.

The $3.4 million increase in net interest income in the second quarter 2018, compared to the second quarter 2017, was a result of a $4.8 million increase in interest income, partially offset by a $1.5 million increase in interest expense over the same period. The increase in interest income was mostly the result of a $300.6 million increase in average interest earning assets in the second quarter 2018, compared to the second quarter 2017, and a twenty basis point increase in the average yield on interest earning assets over the same time period. The increase in interest expense was due to the increasing cost of interest-bearing liabilities in addition to growth in deposits and borrowings.

The $0.8 million increase in net interest income in the second quarter 2018, compared to the first quarter 2018, was primarily due to a $1.4 million increase in interest income partially offset by a $0.6 million increase in interest expense. Interest income increased in the second quarter 2018 as a result of increased loan yields and increased average loan balances. Accretion of the discount on acquired loans was $1.1 million in the second quarter 2018, compared to $1.0 million in the first quarter 2018 and $1.2 million in the second quarter 2017. The increase in interest expense in the second quarter 2018, compared to the first quarter 2018, was primarily a result of a $0.5 million increase in interest expense on deposits resulting from growth in average interest bearing deposit balances and a nine basis point increase in the cost of deposits.

For the six months ended June 30, 2018, net interest income increased $7.3 million, compared to the same period in 2017, primarily due to a $9.8 million increase in interest income resulting from a $308.5 million or 9.8% increase in average earning assets, partially offset by a $2.5 million increase in interest expense. The increase in interest expense was due to the increasing cost of interest-bearing liabilities in addition to growth in deposits and borrowings.

Noninterest Income

The following table presents noninterest income as of the dates indicated:

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017

	(In thousands)
Noninterest income:
Deposit service and other fees	$3,646	$3,321	$3,545	$6,967	$6,825
Investment management and trust	2,466	2,298	1,483	4,764	3,004
Increase in cash surrender value of
life insurance	661	670	615	1,331	1,210
Gain on sale of securities	16	-	-	16	-
Gain on sale of SBA loans	255	231	447	486	828
Other	311	450	252	761	877
Total noninterest income	$7,355	$6,970	$6,342	$14,325	$12,744

Second quarter 2018 noninterest income increased by $1.0 million compared to the second quarter 2017 and by $0.4 million compared to the first quarter 2018. The increase was primarily due to a $1.0 million increase in investment management and trust income in the second quarter 2018, compared to the second quarter 2017, which was primarily a result of the January 2018 purchase of the assets under management of Wagner Wealth Management, LLC (“Wagner”). At June 30, 2018, assets under management were $1.5 billion compared to $792 million as of June 30, 2017.

Compared to the first quarter 2018, noninterest income increased $0.4 million in the second quarter 2018, primarily as a result of increased deposit service charges and investment management and trust income.

For the six months ended June 30, 2018, noninterest income increased $1.6 million, compared to the same period in 2017, primarily due to increased investment management and trust income resulting from the Wagner acquisition.

Noninterest Expense

The following table presents noninterest expense as of the dates indicated:

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017

	(In thousands)
Noninterest expense:
Salaries and employee benefits	$12,871	$12,903	$11,247	$25,774	$23,173
Occupancy expense	1,681	1,738	1,674	3,419	3,226
Furniture and equipment	1,031	1,060	975	2,091	1,920
Amortization of intangible assets	952	912	648	1,864	1,297
Other real estate owned, net	2	39	126	41	194
Insurance and assessments	670	697	647	1,367	1,353
Professional fees	1,040	1,091	1,252	2,131	2,226
Impairment of long-lived assets	-	-	34	-	224
Other general and administrative	4,424	3,506	3,900	7,930	7,419
Total noninterest expense	$22,671	$21,946	$20,503	$44,617	$41,032

Second quarter 2018 noninterest expense increased $2.2 million compared to the second quarter 2017 and by $0.7 million compared to the first quarter 2018. The increase in noninterest expense in the second quarter 2018, compared to the second quarter 2017, was mostly due to a $1.6 million increase in salaries and employee benefits, primarily as a result of employees added in the fourth quarter 2017 acquisition of Castle Rock and the first quarter 2018 Wagner acquisition, and a $1.0 million increase in merger-related expenses, included in other general and administrative expense, as a result of the pending merger with and into Independent Bank Group, Inc. (“Independent”).

Compared to the first quarter 2018, noninterest expense increased $0.7 million in the second quarter 2018, primarily as a result of a $1.0 million increase in merger-related expenses related to the pending merger with and into Independent.

For the six months ended June 30, 2018, noninterest expense increased $3.6 million, compared to the same period in 2017, due to a $2.6 million increase in salaries and employee benefits primarily attributable to the fourth quarter 2017 acquisition of Castle Rock and the first quarter 2018 Wagner acquisition, combined with the $1.1  million increase in merger-related expenses due to the pending merger with and into Independent.

Tax Expense

The Company’s 2018 income tax expense has been favorably impacted by the Tax Cuts and Jobs Act of 2017, which was signed into law in December 2017. This new tax law reduced the statutory federal corporate tax rate from 35.0% to 21.0% beginning on January 1, 2018. The Company’s second quarter 2018 income tax expense and effective tax rate were $3.8 million and 22.1%, respectively, compared to income tax expense and an effective tax rate of $5.0 million and 33.1% in the second quarter 2017. During the first quarter 2018, the Company’s income tax expense of $3.4 million and effective tax rate of 19.9% reflected the direct benefit to tax expense of $327,000 related to the vesting of shares of Company restricted stock. The direct tax benefit recognized in the first quarter 2018 reflected an appreciation in the Company’s stock price between the grant date and the vesting date. The majority of vestings of the Company’s restricted stock occurs annually in the first quarter.

Balance Sheet

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(Dollars in thousands)
Total assets	$3,775,967	$3,721,651	$3,698,890	$3,510,046	$3,403,852
Average assets, quarter-to-date	3,731,215	3,714,655	3,603,552	3,423,224	3,404,109
Total loans, net of deferred costs and fees	2,876,721	2,847,465	2,807,388	2,661,866	2,578,472
Total deposits	2,947,795	3,031,714	2,941,627	2,898,060	2,763,623

Equity ratio - GAAP	11.10%	11.03%	10.95%	10.69%	10.80%
Tangible common equity ratio (1)	9.06%	8.93%	8.99%	8.88%	8.91%
________________________
(1) See reconciliation of non-GAAP financial measures to the corresponding GAAP measurement in "Non-GAAP Financial Measures" later in this document.

The following table sets forth the amount of loans outstanding at the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(In thousands)
Loans held for sale	$1,766	$1,940	$1,725	$314	$887
Commercial and residential real estate	2,023,729	2,003,326	1,977,431	1,892,828	1,799,114
Construction	122,789	107,707	99,965	81,826	99,632
Commercial	547,206	543,818	523,355	499,936	490,771
Consumer	124,396	133,670	143,066	124,625	122,994
Other	56,502	57,123	61,982	62,277	64,920
Total gross loans	2,876,388	2,847,584	2,807,524	2,661,806	2,578,318
Deferred costs and (fees)	333	(119)	(136)	60	154
Loans, net	2,876,721	2,847,465	2,807,388	2,661,866	2,578,472
Less allowance for loan losses	(23,750)	(23,350)	(23,250)	(22,900)	(23,125)
Net loans	$2,852,971	$2,824,115	$2,784,138	$2,638,966	$2,555,347

The following table presents the quarterly changes in the Company’s loan balances at the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(In thousands)
Beginning balance	$2,847,584	$2,807,524	$2,661,806	$2,578,318	$2,570,745
New credit extended	164,258	156,311	186,969	192,774	132,420
Acquisition of Castle Rock Bank	-	-	71,052	-	-
Net existing credit advanced	111,266	76,770	77,307	59,275	73,298
Net pay-downs and maturities	(246,108)	(192,986)	(191,624)	(165,520)	(196,511)
Other	(612)	(35)	2,014	(3,041)	(1,634)
Gross loans	2,876,388	2,847,584	2,807,524	2,661,806	2,578,318
Deferred costs and (fees)	333	(119)	(136)	60	154
Loans, net	$2,876,721	$2,847,465	$2,807,388	$2,661,866	$2,578,472

Net change - loans outstanding	$29,256	$40,077	$145,522	$83,394	$7,722

During the second quarter 2018, loans net of deferred costs and fees increased $29.3 million, comprised of $275.5 million in new loans and advances on existing loans, partially offset by $246.1 million in net pay-downs and maturities during the quarter. In addition to contractual loan principal payments and maturities, the second quarter 2018 included $67.6 million in early payoffs related to our borrowers selling their assets, $2.7 million in loan pay-downs related to fluctuations in loan balances of existing customers, and $44.5 million in loan payoffs related to our strategic decision not to match certain financing terms offered by competitors.

Balance Sheet (continued)

The following table sets forth the amounts of deposits outstanding at the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(In thousands)
Noninterest-bearing demand	$924,415	$973,172	$939,550	$924,361	$876,043
Interest-bearing demand and NOW	835,378	849,741	813,882	866,309	811,639
Money market	519,916	531,818	527,621	502,400	475,656
Savings	206,710	210,376	201,687	183,366	183,200
Time	461,376	466,607	458,887	421,624	417,085
Total deposits	$2,947,795	$3,031,714	$2,941,627	$2,898,060	$2,763,623

At June 30, 2018, total deposits were $2.9 billion, an increase of $6.2 million compared to December 31, 2017 and an increase of $184.2 million compared to June 30, 2017. The Company acquired $128.4 million in deposits in the October 2017 Castle Rock transaction. At June 30, 2018, noninterest-bearing deposits as a percentage of total deposits were 31.4%, compared to 31.9% at December 31, 2017 and 31.7% at June 30, 2017.

Regulatory Capital Ratios

The following table provides the capital ratios of the Company and the Guaranty Bank and Trust Company (the “Bank”) as of the dates presented, along with the applicable regulatory capital requirements:

	Ratio at June 30, 2018	Ratio at December 31, 2017	Minimum Requirement for “Adequately Capitalized” Institution plus fully phased in Capital Conservation Buffer	Minimum Requirement for "Well-Capitalized" Institution
Common Equity Tier 1 Risk-Based Capital Ratio
Consolidated	10.75%	10.57%	7.00%	N/A
Guaranty Bank and Trust Company	12.08%	12.29%	7.00%	6.50%

Tier 1 Risk-Based Capital Ratio
Consolidated	11.53%	11.36%	8.50%	N/A
Guaranty Bank and Trust Company	12.08%	12.29%	8.50%	8.00%

Total Risk-Based Capital Ratio
Consolidated	13.51%	13.36%	10.50%	N/A
Guaranty Bank and Trust Company	12.82%	13.03%	10.50%	10.00%

Leverage Ratio
Consolidated	10.18%	10.21%	4.00%	N/A
Guaranty Bank and Trust Company	10.67%	11.05%	4.00%	5.00%

At June 30, 2018, all of our regulatory capital ratios remained well above minimum requirements for a “well-capitalized” institution. Our consolidated capital ratios generally increased compared to December 31, 2017, primarily due to 2018 earnings. At June 30, 2018, our bank-level capital ratios declined compared to December 31, 2017, primarily due to the $23.8 million dividend paid to the Company in the second quarter 2018 to fund stockholder dividends and debt servicing in 2018.

Asset Quality

The following table presents select asset quality data, including quarterly charged-off loans, recoveries and provision for loan losses as of the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(Dollars in thousands)
Originated nonaccrual loans	$3,348	$3,696	$3,932	$3,935	$3,332
Purchased credit impaired loans	1,157	1,495	1,622	809	1,290
Accruing loans past due 90 days or more (1)	370	-	-	-	-

Total nonperforming loans (NPLs)	$4,875	$5,191	$5,554	$4,744	$4,622
Other real estate owned and foreclosed assets	629	629	761	-	113

Total nonperforming assets (NPAs)	$5,504	$5,820	$6,315	$4,744	$4,735

Total classified assets	$25,552	$26,125	$28,330	$28,186	$29,188

Accruing loans past due 30-89 days (1)	$2,546	$2,671	$2,869	$9,129	$957

Charged-off loans	$(332)	$(261)	$(117)	$(970)	$(338)
Recoveries	202	173	183	248	82
Net (charge-offs) recoveries	$(130)	$(88)	$66	$(722)	$(256)

Provision for loan losses	$530	$188	$284	$497	$206

Allowance for loan losses	$23,750	$23,350	$23,250	$22,900	$23,125

Unaccreted loan discount (2)	$10,939	$12,046	$13,049	$11,654	$12,665

Selected ratios:
NPLs to loans, net of deferred costs and fees (3)	0.17%	0.18%	0.20%	0.18%	0.18%
NPAs to total assets	0.15%	0.16%	0.17%	0.14%	0.14%
Allowance for loan losses to NPLs	487.18%	449.82%	418.62%	482.72%	500.32%
Allowance for loan losses to loans, net of
deferred costs and fees (3)	0.83%	0.82%	0.83%	0.86%	0.90%
Loans 30-89 days past due to loans, net of
deferred costs and fees (3)	0.09%	0.09%	0.10%	0.34%	0.04%
Texas ratio (4)	1.33%	1.38%	1.53%	1.22%	1.26%
Classified asset ratio (5)	6.99%	6.73%	7.43%	7.57%	8.08%
________________________

(1) Past due loans include both loans that are past due with respect to payments and loans that are past due because the loan has matured, and is in the process of renewal, but continues to be current with respect to payments.

(2) Related to loans acquired in the Home State and Castle Rock transactions.
(3) Loans, net of deferred costs and fees, exclude loans held for sale.
(4) Texas ratio defined as total NPAs divided by subsidiary bank only Tier 1 Capital plus allowance for loan losses.
(5) Classified asset ratio defined as total classified assets to subsidiary bank only Tier 1 Capital plus allowance for loan losses.

Asset Quality (continued)

The following tables summarize past due loans held for investment by class as of the dates indicated:

June 30, 2018	30-89 Days Past Due	90 Days + Past Due and Still Accruing	90 Days + Past Due and Nonaccrual	Total Nonaccrual and Past Due	Total Loans, Held for Investment
	(In thousands)
Commercial and residential
real estate	$182	$-	$176	$358	$2,023,964
Construction	-	-	-	-	122,803
Commercial	707	170	3,144	4,021	547,269
Consumer	455	200	47	702	124,410
Other	1,202	-	1,138	2,340	56,509
Total	$2,546	$370	$4,505	$7,421	$2,874,955

December 31, 2017	30-89 Days Past Due	90 Days + Past Due and Still Accruing	90 Days + Past Due and Nonaccrual	Total Nonaccrual and Past Due	Total Loans, Held for Investment
	(In thousands)
Commercial and residential
real estate	$410	$-	$1,750	$2,160	$1,977,335
Construction	-	-	-	-	99,960
Commercial	1,663	-	2,079	3,742	523,330
Consumer	469	-	444	913	143,059
Other	327	-	1,281	1,608	61,979
Total	$2,869	$-	$5,554	$8,423	$2,805,663

At June 30, 2018, nonperforming assets were $5.5 million, a decrease of $0.3 million compared to March 31, 2018 and an increase of $0.8 million compared  to  June 30, 2017. As a result of the Castle Rock transaction, the Company acquired $1.6 million of nonperforming loans and $0.8 million of other real estate owned. At June 30, 2018, performing troubled debt restructurings were $16.8 million, compared to $18.4 million at March 31, 2018 and $23.4 million at June 30, 2017. The year-over-year decrease in performing troubled debt restructurings was primarily due to the payoff of a $9.4 million out-of-state loan syndication during the third quarter 2017, partially offset by the modification of a single commercial loan during the fourth quarter 2017.

Net charge offs were $0.1 million during the second quarter 2018, compared to net charge-offs of $0.1 million during the first quarter 2018 and net charge-offs of $0.3 million in the second quarter 2017. During the second quarter 2018, the Bank recorded a $0.5 million provision for loan losses, compared to a $0.2 million provision in the first quarter 2018 and a $0.2 million provision in the second quarter 2017. The Bank considered recoveries, historical charge-offs, the level of nonperforming loans, loan growth and other factors when determining the adequacy of the allowance for loan losses and the resulting amount of loan loss provision to be recognized during the quarter.

Shares Outstanding

As of June 30, 2018, the Company had 29,308,857 shares of voting common stock outstanding, of which 441,335 shares were in the form of unvested stock awards.

Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures related to tangible assets, including tangible book value and tangible common equity, and operating earnings adjusted for merger-related expenses, net losses or write-downs related to OREO, debt termination expense, impairments of long-lived assets, litigation-related settlements, securities gains and losses, net deferred tax asset write-downs and gains or losses on the sale or disposal of other assets. The Company also discloses the following GAAP profitability metrics alongside the operating earnings equivalent: return on average assets, return on average equity and earnings per share (diluted).

The Company discloses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of the Company’s core financial performance. Management believes that these non-GAAP financial measures allow for additional transparency and are used by some investors, analysts and other users of the Company’s financial information as performance measures. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

The following non-GAAP schedule reconciles the non-GAAP operating earnings to GAAP net income as of the dates indicated:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,		June 30,
	2018	2018	2017	2018		2017

	(Dollars in thousands, except per share amounts)
Net income	$13,263	$13,557	$10,125	$26,820		$19,965
Expenses adjusted for:
Losses (gains) related to other real
estate owned, net	-	33	126	33		194
Merger-related expenses	1,033	75	-	1,108		-
Impairment of long-lived assets	-	-	34	-		224
Income adjusted for:
(Gain) on sale of securities	(16)	-	-	(16)		-
(Gain) loss on sale of other assets	8	(281)	14	(273)		(257)
Pre-tax operating earnings adjustment	1,025	(173)	174	852		161
Tax effect of adjustments (1)	(172)	56	(67)	(116)		(62)
Tax effected operating earnings adjustment	853	(117)	107	736	-	99
Operating earnings	$14,116	$13,440	$10,232	$27,556		$20,064

Average assets	$3,731,215	$3,714,655	$3,404,109	$3,722,952		$3,389,212
Average equity	$415,937	$408,752	$364,959	$412,364		$361,145

Fully diluted average common
shares outstanding:	29,048,850	29,036,820	28,095,871	29,067,349		28,120,746
Earnings per common
share–diluted:	$0.46	$0.47	$0.36	$0.92		$0.71
Earnings per common
share–diluted - operating:	$0.49	$0.46	$0.36	$0.95		$0.71

ROAA (GAAP)	1.43%	1.48%	1.19%	1.45%		1.19%
ROAA - operating	1.52%	1.47%	1.21%	1.49%		1.19%
ROAE (GAAP)	12.79%	13.45%	11.13%	13.12%		11.15%
ROAE - operating	13.61%	13.33%	11.25%	13.48%		11.20%
________________
(1) Tax effect calculated using a combined federal and state marginal tax rate of 24.66% for 2018 and 38.01% for 2017, adjusted for tax effect of nondeductible merger-related expenses.

Non-GAAP Financial Measures (continued)

The following non-GAAP schedules reconcile the book value per share to the tangible book value per share and the GAAP equity ratio to the tangible equity ratio as of the dates indicated:

Tangible Book Value per Common Share
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(Dollars in thousands, except per share amounts)
Total stockholders' equity	$418,951	$410,432	$404,899	$375,152	$367,529
Less: Goodwill and other intangible assets	(84,655)	(85,608)	(79,547)	(69,752)	(70,424)
Tangible common equity	$334,296	$324,824	$325,352	$305,400	$297,105

Number of common shares outstanding	29,308,857	29,297,002	29,222,264	28,401,870	28,406,758

Book value per common share	$14.29	$14.01	$13.86	$13.21	$12.94
Tangible book value per common share	$11.41	$11.09	$11.13	$10.75	$10.46

Tangible Common Equity Ratio
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
	(Dollars in thousands)
Total stockholders' equity	$418,951	$410,432	$404,899	$375,152	$367,529
Less: Goodwill and other intangible assets	(84,655)	(85,608)	(79,547)	(69,752)	(70,424)
Tangible common equity	$334,296	$324,824	$325,352	$305,400	$297,105

Total assets	$3,775,967	$3,721,651	$3,698,890	$3,510,046	$3,403,852
Less: Goodwill and other intangible assets	(84,655)	(85,608)	(79,547)	(69,752)	(70,424)
Tangible assets	$3,691,312	$3,636,043	$3,619,343	$3,440,294	$3,333,428

Equity ratio - GAAP (total stockholders'
equity / total assets)	11.10%	11.03%	10.95%	10.69%	10.80%
Tangible common equity ratio (tangible
common equity / tangible assets)	9.06%	8.93%	8.99%	8.88%	8.91%

About Guaranty Bancorp

Guaranty Bancorp is a $3.8 billion financial services company that operates as the bank holding company for Guaranty Bank and Trust Company, a premier Colorado community bank. The Bank provides comprehensive financial solutions to consumers and small to medium-sized businesses that value local and personalized service. In addition to loans and depository services, the Bank also offers wealth management solutions, including trust and investment management services. More information about Guaranty Bancorp can be found at www.gbnk.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support the Company’s operations; general economic and business conditions in those areas in which the Company operates, including the impact of global and national economic conditions on our local economy; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for the bank subsidiary to declare dividends to the Company; adequacy of the allowance for loan losses, changes in credit quality and the effect of credit quality on the provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums and the effects of the Tax Cuts and Jobs Act of 2017; changes in accounting policies and practices; changes in business strategy or development plans; failure or inability to complete mergers or other corporate transactions; failure or inability to realize fully the expected benefits of mergers or other corporate transactions; difficulty retaining key employees; the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; failure to recognize expected cost savings; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and terms of other credit agreements; changes in oil and natural gas prices; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in any forward-looking statement can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and, except as may otherwise be required by law, the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

	June 30,	December 31,	June 30,
	2018	2017	2017
	(In thousands)
Assets
Cash and due from banks	$72,348	$51,553	$46,582

Time deposits with banks	254	254	254

Securities available for sale, at fair value	316,499	329,977	305,910
Securities held to maturity	253,398	259,916	240,899
Bank stocks, at cost	28,419	24,419	23,003
Total investments	598,316	614,312	569,812

Loans held for sale	1,766	1,725	887

Loans, held for investment, net of deferred costs and fees	2,874,955	2,805,663	2,577,585
Less allowance for loan losses	(23,750)	(23,250)	(23,125)
Net loans, held for investment	2,851,205	2,782,413	2,554,460

Premises and equipment, net	63,957	65,874	64,774
Other real estate owned and foreclosed assets	629	761	113
Goodwill	67,917	65,106	56,404
Other intangible assets, net	16,738	14,441	14,020
Bank owned life insurance	79,706	78,573	74,050
Other assets	23,131	23,878	22,496
Total assets	$3,775,967	$3,698,890	$3,403,852

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$924,415	$939,550	$876,043
Interest-bearing demand and NOW	835,378	813,882	811,639
Money market	519,916	527,621	475,656
Savings	206,710	201,687	183,200
Time	461,376	458,887	417,085
Total deposits	2,947,795	2,941,627	2,763,623

Securities sold under agreement to repurchase	56,856	44,746	29,553
Federal Home Loan Bank line of credit borrowing	220,700	157,444	90,900
Federal Home Loan Bank term notes	50,000	70,000	71,772
Subordinated debentures, net	65,106	65,065	65,023
Interest payable and other liabilities	16,559	15,109	15,452
Total liabilities	3,357,016	3,293,991	3,036,323

Stockholders’ equity:
Common stock and additional paid-in capital - common stock	861,307	859,541	833,600
Accumulated deficit	(324,931)	(343,383)	(354,956)
Accumulated other comprehensive loss	(9,757)	(4,694)	(5,112)
Treasury stock	(107,668)	(106,565)	(106,003)
Total stockholders’ equity	418,951	404,899	367,529
Total liabilities and stockholders’ equity	$3,775,967	$3,698,890	$3,403,852

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

	(In thousands, except share and per share data)
Interest income:
Loans, including costs and fees	$33,549	$28,976	$65,664	$56,368
Investment securities:
Taxable	2,555	2,356	5,111	4,671
Tax-exempt	1,230	1,243	2,453	2,480
Dividends	391	347	814	736
Federal funds sold and other	38	11	57	19
Total interest income	37,763	32,933	74,099	64,274
Interest expense:
Deposits	2,777	1,786	5,048	3,323
Securities sold under agreement to repurchase	27	15	48	32
Federal funds purchased	23	-	23	-
Borrowings	1,125	777	2,187	1,548
Subordinated debentures	933	856	1,822	1,700
Total interest expense	4,885	3,434	9,128	6,603
Net interest income	32,878	29,499	64,971	57,671
Provision for loan losses	530	206	718	211
Net interest income, after provision for loan losses	32,348	29,293	64,253	57,460
Noninterest income:
Deposit service and other fees	3,646	3,545	6,967	6,825
Investment management and trust	2,466	1,483	4,764	3,004
Increase in cash surrender value of life insurance	661	615	1,331	1,210
Gain on sale of securities	16	-	16	-
Gain on sale of SBA loans	255	447	486	828
Other	311	252	761	877
Total noninterest income	7,355	6,342	14,325	12,744
Noninterest expense:
Salaries and employee benefits	12,871	11,247	25,774	23,173
Occupancy expense	1,681	1,674	3,419	3,226
Furniture and equipment	1,031	975	2,091	1,920
Amortization of intangible assets	952	648	1,864	1,297
Other real estate owned, net	2	126	41	194
Insurance and assessments	670	647	1,367	1,353
Professional fees	1,040	1,252	2,131	2,226
Impairment of long-lived assets	-	34	-	224
Other general and administrative	4,424	3,900	7,930	7,419
Total noninterest expense	22,671	20,503	44,617	41,032
Income before income taxes	17,032	15,132	33,961	29,172
Income tax expense	3,769	5,007	7,141	9,207
Net income	$13,263	$10,125	$26,820	$19,965

Earnings per common share–basic:	$0.46	$0.36	$0.93	$0.72
Earnings per common share–diluted:	0.46	0.36	0.92	0.71
Dividend declared per common share:	0.16	0.13	0.33	0.25

Weighted average common shares outstanding-basic:	28,863,536	27,913,082	28,843,295	27,890,446
Weighted average common shares outstanding-diluted:	29,048,850	28,095,871	29,067,349	28,120,746